Exhibit 23.3

Scorpio Tankers Inc.
99 Boulevard du Jardin Exotique
Monaco 98000

March 21, 2025

Dear Sir/Madam:

Reference is made to the Form F-3 registration statement, including any amendments or supplements thereto, and the prospectus contained therein (the "Registration Statement") of Scorpio Tankers Inc. (the "Company").  We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us as set forth in the Registration Statement, including any such information that has been incorporated by reference into the Registration Statement from the Company's annual report on Form 20-F for the year ended December 31, 2024. We further advise the Company that our role has been limited to the provision of such statistical data supplied by us.  With respect to such statistical data, we advise you that:
(1) we have accurately described the information and data of the oil tanker shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and
(2) our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the oil tanker shipping industry.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled "Experts."
Best Regards,

William Gaine
McQuilling Partners, Inc.
T: +1.516.227.5700 | E: william.k.gaine@mcquilling.com

Ocean House ▪ 1035 Stewart Ave ▪ Garden City, NY 11530  ▪ T: +1.516.227.5700 ▪ E:  services.us@mcquilling.com
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